List of Subsidiaries of the Company

Infocast Canada Corporation


50% Interest in Call Center Learning Solutions OnLine, Inc.

Virtual Performance Systems, Inc.
(subsidiary of Infocast Canada Corporation)

Homebase Work Solutions Inc.
(subsidiary of Infocast Canada Corporation)

[Applied Courseware Technology Inc.]
(subsidiary of Infocast Canada Corporation)

Cheltenham Technologies (Bermuda) Corporation
(subsidiary of Infocast Canada Corporation)

Cheltenham Interactive Corporation
(subsidiary of Infocast Canada Corporation)